EXHIBIT 5

                                     June 15, 1998


North Fork Bancorporation, Inc.
275 Broad Hollow Road
Melville, New York 11747

            RE:   North Fork Bancorporation, Inc. Registration on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to North Fork Bancorporation, Inc., a Delaware corporation (the "Company"), in connection with the registration of 362,111 shares of common stock, par value $2.50 per share of the Company (the "Shares"), and an equal number of rights to purchase units of Series A Junior Participating Preferred Stock of the Company associated therewith (the "Rights"), with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement") relating to the offers and sales, if any, of the Shares by the selling stockholder named therein.

            This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S- K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Company's Certificate of Incorporation, as presently in effect; (iii) the Company's By-Laws, as presently in effect;
(iv) the Agreement and Plan of Merger, dated as of May 11, 1998 (the "Merger Agreement"), among the Company, Amivest Corporation, a Delaware corporation, and Emmanuel Sella; (iv) the resolutions of the Board of Directors of the Company relating to, among other things, the approval of the Merger Agreement and the issuance of the Shares (and related Rights) to the selling stockholder; and (v) the certificate representing the Shares (and related Rights). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

            Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction, except the General Corporation Law of the State of Delaware.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                           Very truly yours,

                           /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP